Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 33-2084)
•	Registration Statement (Form S-3 No. 333-113637)
•	Registration Statement (Form S-3ASR. 333-132051)
•	Registration Statement (Form S-8 No. 33-16230)
•	Registration Statement (Form S-8 No. 33-25537)
•	Registration Statement (Form S-8 No. 33-29136)
•	Registration Statement (Form S-8 No. 33-33853)
•	Registration Statement (Form S-8 No. 33-33854)
•	Registration Statement (Form S-8 No. 33-37449)
•	Registration Statement (Form S-8 No. 33-41498)
•	Registration Statement (Form S-8 No. 33-41499)
•	Registration Statement (Form S-8 No. 33-41735)
•	Registration Statement (Form S-8 No. 33-47655)
•	Registration Statement (Form S-8 No. 33-57029)
•	Registration Statement (Form S-8 No. 333-09213)
•	Registration Statement (Form S-8 No. 333-73429)
•	Registration Statement (Form S-8 No. 333-32008)
•	Registration Statement (Form S-8 No. 333-43382)
•	Registration Statement (Form S-8 No. 333-48896)
•	Registration Statement (Form S-8 No. 333-66604)
•	Registration Statement (Form S-8 No. 333-110589)

of our report dated February 13, 2007, with respect to the consolidated financial statements of CSX Corporation, included herein, and our report dated February 13, 2007 with respect to CSX Corporation’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CSX Corporation included in this Annual Report (Form 10-K) for CSX Corporation.

/s/ Ernst & Young LLP

Jacksonville, Florida

February 13, 2007